EXHIBIT 99.2

INDEX OF FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	2
Statement of Assets Acquired and Liabilities Assumed at September 18, 2009	3
Notes to Statement of Assets Acquired and Liabilities Assumed	4 - 9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders of First Financial Bancorp

We have audited the accompanying statement of assets acquired and liabilities assumed by First Financial Bank, N.A. (a wholly owned subsidiary of First Financial Bancorp.) pursuant to the Purchase and Assumption Agreement dated September 18, 2009, as amended (the Agreement). This statement of assets acquired and liabilities assumed is the responsibility of the Company's management. Our responsibility is to express an opinion on this statement of assets acquired and liabilities assumed based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.  We were not engaged to perform an audit of the Company’s internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statement of assets acquired and liabilities assumed referred to above presents fairly, in all material respects, the assets acquired and liabilities assumed by First Financial Bank, N.A. (a wholly owned subsidiary of First Financial Bancorp.) pursuant to the Agreement, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Cincinnati, Ohio
December 4, 2009

STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
by First Financial Bank, N.A.
(a wholly owned subsidiary of First Financial Bancorp.)
(Dollars in millions)

September 18, 2009
Cash, due from banks and federal funds sold	$25.6
Cash received from FDIC	932.8
Interest-bearing deposits in banks and the Federal Reserve	133.2
Investment securities	70.3

Covered loans	1,775.0

Total loans	1,775.0

Core deposit intangible asset	3.1
FDIC indemnification asset	248.4
Other assets	81.1

Total assets acquired	$3,269.5

Deposits:
Noninterest-bearing deposit accounts	$300.9
Interest-bearing deposit accounts	741.5
Savings deposits	80.0
Time deposits	1,376.1

Total deposits	2,498.5

Advances from the Federal Home Loan Banks	355.1
Accrued expenses and other liabilities	32.6

Total liabilities assumed	$2,886.2

Net assets acquired	$383.3

Deferred tax impact	142.3

Net assets acquired, including deferred tax impact	$241.0

The accompanying notes are an integral part of these financial statements.

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
by First Financial Bank, N.A.
(a wholly owned subsidiary of First Financial Bancorp.)

Note 1 — FDIC-Assisted Acquisition of Certain Assets and Liabilities of Irwin

On September 18, 2009, First Financial Bank, N.A. (the Bank), a wholly owned subsidiary of First Financial Bancorp (the Company or First Financial), entered into separate purchase and assumption agreements (the Agreements) with the Federal Deposit Insurance Corporation (FDIC) and the FDIC as receiver, pursuant to which the Bank acquired certain assets and assumed substantially all of the deposits and certain liabilities of Irwin Union Bank and Trust Company, an Indiana state-chartered bank headquartered in Columbus, Indiana (Irwin Union Bank) and Irwin Union Bank, F.S.B., a federally chartered savings association headquartered in Louisville, Kentucky (Irwin FSB). Irwin Union Bank and Irwin FSB are collectively referred to herein as “Irwin.”

Irwin operated through 27 branches primarily located in Indiana, with branches also located in Michigan, Nevada, Arizona, California, Kentucky, Missouri, New Mexico and Utah. The Bank assumed $2.5 billion of the deposits of Irwin at estimated fair value. Additionally, the Bank acquired loans with an estimated fair value of $1.8 billion and an unpaid principal balance of $2.2 billion and $70.3 million of investment securities. All of the acquired loans are covered by loss sharing agreements (covered assets) between the FDIC and the Bank.

The assets acquired and liabilities assumed in the transaction are presented at estimated fair value on the date of the acquisition. The fair values of the assets acquired and liabilities assumed were determined as described in Note 3 below. These fair value estimates are considered preliminary, and are subject to change for up to one year after the closing date of the acquisition as additional information relative to closing date fair values becomes available. The Bank and the FDIC are engaged in on-going discussions that may impact which assets and liabilities are ultimately acquired or assumed by the Bank and/or the purchase prices. In addition, the tax treatment of FDIC assisted acquisitions is complex and subject to interpretations that may result in future adjustments of deferred taxes as of the acquisition date.

The Bank also acquired approximately $13.0 million of certain real estate, banking facilities, furniture and equipment of Irwin subsidiaries at their net book values. The net book values of the acquired properties and equipment were reviewed and determined to approximate fair value at the acquisition date.

Note 2 — Loss Sharing Agreement and FDIC Indemnification Asset

As part of the Agreements, the Bank and the FDIC also entered into certain loss sharing agreements. Pursuant to the terms of these loss sharing agreements, the FDIC’s obligation to reimburse the Bank for losses with respect to certain loans begins with the first dollar of loss incurred. Approximately $2.2 billion of assets which include single family residential mortgage loans, commercial real estate and commercial and industrial loans and other commercial assets are covered under these agreements. The amounts covered by the loss sharing agreements are the pre-acquisition book values of the underlying assets, the contractual balance of unfunded commitments that were acquired, and certain future net direct costs. The FDIC will reimburse the Bank for 80% of losses of up to (a) $526 million with respect to covered assets of Irwin Union Bank and (b) $110 million with respect to covered assets of Irwin FSB. The FDIC will reimburse the Bank for 95% of losses in excess of these amounts. The Company will reimburse the FDIC for its share of recoveries with respect to losses for which the FDIC paid the Bank a reimbursement under the loss sharing agreements. Certain other assets of Irwin were acquired by the Company that are not covered by loss sharing agreements with the FDIC. These assets include investment securities purchased at fair market value and other tangible assets.

The following table summarizes the assets covered by the loss sharing agreements, the amount covered by the FDIC and the fair value:

	September 18, 2009 (dollars in millions)
	Amount Covered	Fair Value
Assets subject to stated threshold:
Loans	$2,237.2	$1,775.0

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
by First Financial Bank, N.A.
(a wholly owned subsidiary of First Financial Bancorp.)

The loss sharing agreements applicable to single family residential mortgage loans provides for FDIC loss sharing and Bank reimbursement to the FDIC, in each case as described above, for ten years. The loss sharing agreement applicable to commercial loans, covered investment securities and other assets provides for FDIC loss sharing for five years and Bank reimbursement of recoveries to the FDIC for eight years, in each case as described above.

The loss sharing agreements are subject to certain servicing procedures as specified in agreements with the FDIC. The expected reimbursements under the loss sharing agreements were recorded as indemnification assets on the Audited Statement of Assets Acquired and Liabilities Assumed at their estimated fair value of $248.4 million on the acquisition date. The FDIC loss share indemnification assets reflect the present value of the expected net cash reimbursement related to the loss sharing agreements described above.

Note 3 — Basis of Presentation

The Bank has determined that the acquisition of the net assets of Irwin constitutes a business acquisition as defined by the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 805, Business Combinations. Accordingly, the assets acquired and liabilities assumed are presented at their estimated fair values as required by that topic. Fair values were determined based on the requirements of ASC Topic 820, Fair Value Measurements. In many cases the determination of these fair values required management to make estimates about discount rates, future expected cash flows, market conditions and other future events that are highly subjective in nature and subject to change. The following is a description of the methods used to determine the fair values of significant assets and liabilities.

Cash, due from banks and federal funds sold, interest-bearing deposits in banks and the Federal Reserve

The carrying amount of these assets is a reasonable estimate of fair value based on their short-term nature.

Investment Securities

Investment securities were acquired at their fair values from the FDIC.  The fair values provided by the FDIC were reviewed and considered reasonable based on the Company’s understanding of the marketplace.

Loans

Fair values for loans were based on a discounted cash flow methodology that considered factors including the type of loan and related collateral, classification status, fixed or variable interest rate, term of loan and whether or not the loan was amortizing, and a discount rate reflecting the Company's assessment of risk inherent in the cash flow estimates. Loans were grouped together according to similar characteristics and were treated in the aggregate when applying various valuation techniques.

Core deposit intangible

This intangible asset represents the value of the relationships that Irwin had with their deposit customers. The fair value of this intangible asset was estimated based on a discounted cash flow methodology that gave appropriate consideration to expected customer attrition rates, cost of the deposit base, reserve requirements and the net maintenance cost attributable to customer deposits.

FDIC indemnification asset

These loss sharing assets are measured separately from the related covered assets as they are not contractually embedded in the assets and are not transferable with the assets should the Bank choose to dispose of them. Fair value was estimated using projected cash flows related to the loss sharing agreements based on the expected reimbursements for losses and the applicable loss sharing percentages. These expected reimbursements do not include reimbursable amounts related to future covered expenditures. These cash flows were discounted to reflect the uncertainty of the timing and receipt of the loss sharing reimbursement from the FDIC.

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
by First Financial Bank, N.A.
(a wholly owned subsidiary of First Financial Bancorp.)

Deferred taxes

As a result of the $383.3 million bargain purchase gain on the Irwin acquisition, the Company recorded a $142.3 million deferred tax liability, related to the difference between the financial statement and tax basis of the acquired loans and FDIC indemnification assets. Deferred taxes are reported based upon the principles in ASC Topic 740, Income Taxes, and are calculated based on the estimated federal and state income tax rates currently in effect for the Company.

Deposits

The fair values used for the demand and savings deposits that comprise the transaction accounts acquired, by definition equal the amount payable on demand at the reporting date. The fair values for time deposits are estimated using a discounted cash flow calculation that applies interest rates currently being offered to the interest rates embedded on such time deposits. However, the Bank concluded that the fair values for time deposits equals the par values of such deposits when an acquirer has the option to change the interest rate paid on the deposits at its discretion. The Bank recorded the acquired time deposits at fair value.

Note 4 — Net Assets Acquired

Under the terms of the purchase and assumption agreements, the FDIC agreed to transfer to the Bank (1) certain assets subject to loss-sharing agreements at book value, (2) certain assets that are not subject to the loss-sharing agreements at a contractually-specified purchase price, (3) certain assets at fair value and (4) certain liabilities at book value. The FDIC also agreed to transfer cash to the Bank to compensate for the $932.8 million net liability that resulted from the transfer of Irwin assets and liabilities.

Details related to the transfers at acquisition date, are as follows:

September 18, 2009 (dollars in millions)
Net liabilities assumed per purchase and assumption agreements	$(295.0)
Cash received from FDIC	932.8

Purchase accounting adjustments:
Loans	(462.1)
FDIC indemnification asset	248.4
Deposits	-
Core deposit intangible	3.1
FHLB advances	(17.7)
Other, net	(26.2)

Net assets acquired	$383.3

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
by First Financial Bank, N.A.
(a wholly owned subsidiary of First Financial Bancorp.)

Note 5 — Investment Securities

The table below reflects the acquired investment securities at acquisition date:

	September 18, 2009
	Fair Value (dollars in millions)	Tax-equivalent yield
MBS	1.4	4.3%
FHLB stock	46.3	3.0%
Other	3.7	4.2%
Taxable munis	0.6	7.3%
Treasury notes	13.6	2.7%
FRB stock (1)	4.7	6.0%
Total	$70.3

(1)  FRB stock was mandatorily redeemed on October 1, 2009

$0.5 million of the acquired investment securities portfolio was pledged as collateral to secure public funds at acquisition date. The estimated fair values of investment securities are shown below by contractual maturity. Expected maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

	September 18, 2009
	Fair Value (dollars in millions)
Due within one year	$11.0	(1)
Due after one through five years	7.9
Due after five through ten years	0.1
Due after ten years	1.3
Investments with no stated maturity	50.0
Total	$70.3

(1)  Includes FRB stock mandatorily redeemed on October 1, 2009

Note 6 — Loans

The composition of loans acquired at acquisition date is as follows:

	September 18, 2009
	Fair Value (dollars in millions)	Effective interest rate
Covered loans:
Single family residential real estate and HELOCs	$142.0	6.25%
Commercial real estate	1,005.1	9.45%
Real estate construction and land	49.5	10.01%
Installment and consumer	19.4	10.00%
Commercial and industrial	559.0	9.50%
Total	$1,775.0

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
by First Financial Bank, N.A.
(a wholly owned subsidiary of First Financial Bancorp.)

The following table presents purchased impaired and non-impaired loans accounted for under ASC Topic 310-30 at acquisition date:

September 18, 2009
(dollars in millions) (1)
Contractually-required principal and interest	$2,581.9
Non-accretable difference	(450.0)

Cash flows expected to be collected	2,131.9
Accretable yield	(455.4)

Fair value of loans accounted for under ASC 310-30	$1,676.5

(1) Excludes $98.5 million of loans with revolving privileges which were determined to be outside the scope of ASC Topic 310-30 and other consumer loans which the Company elected to treat under the cost recovery method as expected cash flows could not be reasonably estimated.

Note 7 — Goodwill and Other Intangible Assets

The Audited Statement of Assets Acquired and Liabilities Assumed reflects a core deposit intangible asset of $3.1 million at September 18, 2009 related to the Irwin acquisition. The core deposit intangible asset will be amortized utilizing an accelerated amortization method over an estimated economic life not to exceed 10 years. Estimated amortization expense for the remainder of 2009 and the five subsequent years thereafter is $0.2 million, $0.6 million, $0.5 million, $0.4 million, $0.2 million and $0.2 million, respectively. The Bank will review the valuation of this intangible asset periodically to ensure that no impairment has occurred. If any impairment is subsequently determined, the Company will record the impairment as an expense in its consolidated statement of operations.

In connection with the Irwin acquisition, the fair value of the assets received exceeded the consideration paid. Accordingly, no goodwill was recorded as a result of the acquisition and the Company recorded a pre-tax bargain purchase gain of $383.3 million.

Note 8 — Deposits

Deposits assumed are composed of the following at acquisition date:

September 18, 2009
Fair Value (dollars in millions)
Non-interest-bearing demand accounts	$300.9
Interest-bearing demand accounts	741.5
Savings deposits	80.0
Time deposits	1,376.1
Total	$2,498.5

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
by First Financial Bank, N.A.
(a wholly owned subsidiary of First Financial Bancorp.)

At acquisition date, the scheduled maturities and the weighted average interest rates of certificates of deposit and other time deposits of more than $100,000 were as follows:

	September 18, 2009
Period	Fair Value (dollars in millions)	Weighted average interest rate
Less than 3 months	$302.6	2.95%
4 - 6 months	119.7	3.70%
7 - 12 months	236.8	3.63%
Greater than 12 months	332.1	4.39%
Total	$991.2	3.69%

Note 9 — Advances from Federal Home Loan Banks (FHLB)

As of the acquisition date, there were $355.1 million of outstanding borrowings from the FHLB at estimated fair value. The borrowings were secured by a blanket lien on eligible loans plus cash. The advances were recorded at their estimated fair values which were derived using prepayment pricing supplied by the FHLB and have a weighted average effective interest rate of 3.0%. FHLB advances assumed in the acquisition have maturity dates as follows as of the acquisition date:

September 18, 2009
Fair Value (dollars in millions)
1 year or less	$138.7
1-5 years	54.1
After 5 years	162.3
Total	$355.1

Note 10 — Subsequent Events

The Company has evaluated subsequent events through the time of filing this Current Report on Form 8-K/A on December 4, 2009. There were no reportable events.